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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 5, 2000


                             QUENTRA NETWORKS, INC.
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)


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            Delaware                        1-5486                       36-2448698
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(State or Other Jurisdiction of     (Commission File No.)     (IRS Employer Identification No.)
     Incorporation)
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      1640 S. Sepulveda Boulevard, Suite 222, Los Angeles, California 90025
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          (Address of principal executive offices, including zip code)


                                 (800) 935-8506
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              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

PROPOSED MERGER

         On October 5, 2000, we entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") with HomeAccess Microweb, Inc., a California corporation formerly known as Primary Knowledge, Inc. ("HomeAccess"), DQE Enterprises, Inc., a Pennsylvania corporation ("DQE"), Barbara Conrad and Jerry Conrad, which amended and restated the Agreement and Plan of Merger among the parties dated May 10, 2000, as subsequently amended on May 26, 2000 and July 28, 2000. Under the Merger Agreement, HomeAccess will become our wholly owned subsidiary through the merger of HomeAccess Acquisition Corp., our wholly owned subsidiary, with and into HomeAccess (the "Merger"). HomeAccess is a developer of local community e-commerce networks in concentrated geographic markets using low-cost Internet appliances, such as screen phones and PDAs.

         If the Merger is consummated, we will acquire HomeAccess through the issuance of shares of our common stock and Series C convertible preferred stock in an amount equal to 19.90% of our issued and outstanding common stock on the closing date. Specifically, we will issue to DQE approximately 1,783,000 shares of our Series C convertible preferred stock and will issue to Barbara Conrad approximately 2,676,000 shares of our common stock. At any time after the closing date, DQE may convert the shares of our Series C convertible preferred stock into an equal number of shares of our common stock (subject to adjustment in the event of a stock split, stock dividend or similar recapitalization). For a period of four years after consummation of the Merger, we have agreed to issue to DQE and Barbara Conrad, collectively, $10 for each new customer acquired by HomeAccess; provided that the customer has been preapproved by us and has met certain performance criteria. In no event will we make such payments for more than 5.6 million customers. Prior to the closing, DQE will exercise a warrant to acquire 40% of the outstanding capital stock of HomeAccess for an aggregate investment of $2,000,000, including the cancellation of a promissory note issued by HomeAccess in favor of DQE in the amount of $500,000.

         The Merger Agreement also provides that as of the effective time of the Merger, our board of directors will be comprised of seven directors, including Jerry Conrad and two members who will be designated by DQE. The seventh director will appointed by our board of directors following the Merger. The number of directors DQE and Barbara Conrad may designate for nomination will be reduced if the number of shares they beneficially own falls below certain ownership percentages. At the closing, our executive officers and directors will enter into a voting agreement under which they will agree to vote all of the shares of common stock they beneficially own in favor of Jerry Conrad and the DQE designees.

         In connection with the Merger Agreement, we will enter into a personal services agreement with Jerry Conrad. Under the terms of the personal services agreement, we will loan Mr. Conrad $2,000,000 in accordance with the terms and provisions of a promissory note, which generally provides, that if Mr. Conrad remains an employee of us on the second, third and fourth anniversaries of the closing date, the principal and accrued interest payable on such dates will be forgiven. In addition, the personal services agreement provides for a bonus to Mr. Conrad in the amount of $500,000 payable in twelve equal monthly installments and a bonus of $1,500,000 payable at such time as we have received a $7,500,000 license fee or similar payment from Albertson's,



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Inc. On October 1, 2000, the non-qualified stock options to purchase 500,000 shares of our common stock previously awarded to Mr. Conrad terminated.

         On or prior to the closing, HomeAccess will grant to HA Technology, Inc. ("HA"), a newly formed Delaware corporation, an exclusive licensee to use, market and sell the HomeAccess technology, in states other than Washington, Nevada, Oregon and Pennsylvania. These states are the only states in which HomeAccess has current customers and plans to deploy the HomeAccess technology. At the closing, we will receive an eighteen month option (the "Option) to purchase HA through the issuance of 9,000,000 shares of our common stock and warrants to purchase an additional 3,800,000 shares of our common stock at an exercise price of $8.64 per share.

         The transactions contemplated by the Merger Agreement are subject to, among other things, a requirement that we have received at least $8.0 million in a private placement of our common stock. Accordingly, we cannot assure you that the transactions contemplated by the Merger Agreement, including the Merger, will be consummated.

         The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Amended and Restated Agreement and Plan of Merger, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ISSUANCE OF $5,500,000 PROMISSORY NOTES

         As described in our Annual Report on Form 10-K for the year ended March 31, 2000 (the "Form 10-K"), in connection with a Financial Services Agreement with First Venture Leasing, LLC ("First Venture") dated March 31, 2000, we agreed to issue to First Venture warrants to purchase 620,000 shares of our common stock at an exercise price of $5.00 per share (the "Warrants"). Under that agreement, we issued Warrants to purchase 550,000 shares of common stock, which First Venture subsequently transferred to various transferees. The Warrants provided their holder(s) with the right to sell (the "Put Right") the Warrants back to us at a price equal to $11.00 per share any time between October 1, 2000 and December 31, 2000, if a registration statement registering the shares issuable upon conversion of our Series B Preferred Stock was not declared effective on or prior to October 1, 2000. Our potential liability under the Put Right in the issued Warrants was $6,050,000. We have negotiated an arrangement with the holders of Warrants to purchase 500,000 shares, under which such holders have agreed to cancel such Warrants in exchange for convertible promissory notes issued by us in the aggregate principal amount of $5,500,000 (the "Notes"). The Notes bear interest at a rate equal to 8% per annum, with interest due and payable on a quarterly basis commencing on December 29, 2000. The holders may at any time convert all or part of the outstanding principal amount and accrued and unpaid interest on the Notes into shares of our common stock at a conversion price equal to $3.25 per share. The Notes are due and payable on October 6, 2005, however, the holders of the Notes may demand payment, in full or in part, at any time after October 6, 2001. We may prepay the Notes at any time after the closing sales price of our common stock equals or exceeds $6.00 per share for twenty consecutive trading days and after providing 60 days notice of our desire to prepay the Notes.



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         The holders of Warrants to purchase the remaining 50,000 shares of common stock have notified us of their election to exercise their Put Right and requested that we pay them $550,000 on October 11, 2000. We are currently in negotiation with these holders and have asked them to agree to the cancellation of their Warrants and Put Right in exchange for our issuance of convertible promissory notes in the aggregate principal amount of $550,000, containing terms substantially similar to the Notes. If the negotiations do not resolve the issue, the Company is examining its alternatives, which may include payment to such holders.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c)      Exhibits.

                   2.1 Amended and Restated Agreement and Plan of Merger dated October 5, 2000 by and among Quentra Networks, Inc., HomeAccess Microweb, Inc., DQE Enterprises, Inc., Barbara Conrad and Jerry Conrad.

                   4.1 8% Convertible Promissory Note dated October 6, 2000 between Quentra Networks, Inc., as payor, and Omega Capital Partners, L.P., as payee, in the aggregate principal amount of $1,848,000 (Notes in the aggregate principal amount of $3,652,00 were issued to nine (9) other holders as set forth on Schedule A to this Exhibit.)

                   4.2 Warrant dated April 12, 2000 to purchase 50,000 shares of the common stock of Quentra Networks, Inc. issued to First Venture Leasing LLC.

                  99.1     Press Release dated October 10, 2000.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 10th day of October, 2000.

                                   QUENTRA NETWORKS, INC.



                                   By:   /s/ Timothy G. Atkinson
                                      -----------------------------
                                      Timothy G. Atkinson, Vice President of
                                      Business Development and General Counsel


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                                  EXHIBIT INDEX


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EXHIBIT
NUMBER   DESCRIPTION
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2.1      Amended and Restated Agreement and Plan of Merger dated October 5, 2000 by and among Quentra Networks, Inc., HomeAccess Microweb, Inc., DQE Enterprises, Inc., Barbara Conrad and Jerry Conrad.

4.1 8% Convertible Promissory Note dated October 6, 2000 between Quentra Networks, Inc., as payor, and Omega Capital Partners, L.P., as payee, in the aggregate principal amount of $1,848,000 (Notes in the aggregate principal amount of $3,652,00 were issued to nine (9) other holders as set forth on Schedule A to this Exhibit.)

4.2 Warrant dated April 12, 2000 to purchase 50,000 shares of the common stock of Quentra Networks, Inc. issued to First Venture Leasing LLC.

99.1     Press Release dated October 10, 2000.
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